Exhibit 10.3
RETENTION BONUS AGREEMENT
    This Retention Bonus Agreement (this “Agreement”) is made as of April 26, 2024 (the “Effective Date”), between Teladoc Health, Inc. (together with any of its successors or assigns, the “Company”), and Adam Vandervoort (the “Employee”). The Company and the Employee are sometimes hereinafter referred to individually as a “Party” and together as “Parties.”
WHEREAS, the Company and the Employee are parties to a certain Executive Severance Agreement, dated as of July 15, 2015, as amended (“Employment Agreement”); and
WHEREAS, the Employee has business knowledge and expertise in the conduct of the Company’s business and the Company desires to assure itself of the continued services of the Employee so it will have the continued benefit of their ability, experience and services.
NOW, THEREFORE, in consideration of the reciprocal obligations and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.    Retention Bonus
(a) Subject to Section 1(c) below, provided that from the Effective Date through the date that is twelve (12) months following the Effective Date (the “Retention Period”), Employee is continuously employed by the Company and available for work, the Company shall pay Employee a retention bonus equal to ninety-four thousand and no/100 dollars ($94,000.00) (the “Retention Bonus”). The Retention Bonus shall be payable to the Employee in one lump sum, less applicable withholdings, as soon as reasonably practicable hereafter, but in no event later than fifteen (15) days hereafter.
(b) The Employee’s entitlement to a Retention Bonus pursuant to this Agreement is in addition to any compensation and/or benefits to which the Employee is entitled pursuant to the Employment Agreement or any other agreement or plan in place between the Company and the Employee. Notwithstanding anything to the contrary in this Agreement, the Employee’s employment with the Company remains subject to the terms and conditions of the Employment Agreement. The Company and the Employee agree that nothing in this Agreement shall amend, alter or otherwise modify any of the terms in the Employment Agreement or any other agreement in place between the Company and the Employee. In the event of a conflict between this Agreement and the Employment Agreement (or with any other agreement in place between the Company and the Employee), the terms of such other agreement shall take precedence and control.
(c) If Employee’s employment with the Company is terminated during the Retention Period: (i) by the Company for “Cause” (as such term is defined in the Employment Agreement); or (ii) by the Employee in connection with an event or condition that does not constitute “Good Reason” (as such term is defined in the Employment Agreement), the Retention Bonus shall be considered unearned and not payable to the Employee (the “Unearned Compensation”):

    If the Company has already paid the Retention Bonus to the Employee at the time of termination, the Employee shall return the Unearned Compensation to the Company in an amount equal to the Retention Bonus within fourteen (14) days of termination.
    To the extent permitted by law, the Employee hereby authorizes the Company to deduct from any amount due the Employee from the Company, including but not limited to the Employee’s final paycheck and any severance or other benefit, any Retention Bonus amount subject to this Section 1(c). If such deductions are insufficient to reimburse the Company for the full amount owed by the Employee, the Employee shall remain personally liable for the remaining balance.
(d) If the Employee’s employment with the Company is terminated during the Retention Period: (i) by the Company without “Cause” (as such term is defined in the Employment Agreement); or (ii) by the Employee in connection with an event or condition that constitutes “Good Reason” (as such term is defined in the Employment Agreement), and the Employee (y) executes a general release of claims in favor of the Company or its successor, its subsidiaries and their respective directors, officers and stockholders in a form acceptable to the Company or its successor; and (z) has not revoked or rescinded such release by the end of any period of time in which the Employee is legally entitled to revoke or rescind such release, then, so long as the Employee complies with the terms of this Agreement, the Employee shall be entitled to the Retention Bonus, in addition to any other accrued compensation or benefits due.
2.    Employee’s Representations. The Employee hereby represents and warrants to the Company that (i) the Employee has entered into this Agreement of Employee’s own free will for no consideration other than as referred to herein, (ii) the execution, delivery and performance of this Agreement by him or her do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he or she is bound, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms. The Employee hereby acknowledges and represents that the Employee fully understands the terms and conditions contained herein.
3.    Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, sent by telecopy (with hard copy to follow by regular mail) or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:
Notices to the Employee
The address most recently on file with the Company.

Notices to the Company
Teladoc Health, Inc.
Attn: Chief Legal Officer
2 Manhattanville Rd., Suite 203
Purchase, New York 10577
Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.
4.    Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of this Agreement or the matters contemplated hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and waives any objection based on improper venue or forum non conveniens. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.
5.    Mutual Waiver of Jury Trial. THE COMPANY AND THE EMPLOYEE EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND THE EMPLOYEE EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
6.    No Right to Continued Employment. Nothing in this Agreement confers on you any right to continued employment with the Company or any of its affiliates or successors. You remain an at-will employee for the duration of your employment with the Company, which means you or the Company may terminate your employment at any time.
7.    Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.
8.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Employee, and no course of conduct or course of dealing or failure or delay by any Party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.
9.    Counterparts. This Agreement or any amendment hereto may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
10.    Survival. Sections 2 through 10 shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Retention Period, Employee’s employment with the Company, or this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TELADOC HEALTH, INC.            EMPLOYEE

By: /s/Mala Murthy                    By: /s/ Adam Vandervoort________

Name: Mala Murthy                    Name: Adam Vandervoort

Date: April 26, 2024                    Date: April 26, 2024

[Signature Page to Retention Bonus Agreement]